Exhibit 99.1

LAZARD LTD REPORTS

SECOND-QUARTER AND FIRST-HALF 2018 RESULTS

Record quarterly and first-half operating revenue: $741 million and $1,465 million, respectively	Record quarterly and first-half operating revenue for Financial Advisory	Returned $588 million of capital to shareholders in first half of year

NEW YORK, July 26, 2018 – Lazard Ltd (NYSE: LAZ) today reported record quarterly operating revenue1 of $741 million for the quarter ended June 30, 2018. Net income, as adjusted1 and excluding a pre-tax benefit2, was $143 million, or $1.10 (diluted) per share for the quarter. Second-quarter 2018 net income on a U.S. GAAP basis was $147 million, or $1.13 per share (diluted).

First-half net income as adjusted1 and excluding a pre-tax charge2, was $309 million, or $2.35 per share (diluted). On a U.S. GAAP basis, first-half net income was $307 million, or $2.34 per share (diluted).

“Record operating revenue for the second quarter and first half underscores the differentiated strength of Lazard’s franchise,” said Kenneth M. Jacobs, Chairman and Chief Executive Officer of Lazard. “Our global platform incorporates diverse revenue streams of significant scale, innovative client solutions that drive performance, and growth opportunities in which we continue to invest.”

($ in millions, except per share data and AUM)	Quarter Ended June 30,			Six Months Ended June 30,
	2018	2017	%’18-’17	2018	2017	%’18-’17
Net Income
U.S. GAAP	$147	$120	22%	$307	$228	35%
Per share, diluted	$1.13	$0.91	24%	$2.34	$1.72	36%
Adjusted[1,2]	$143	$130	10%	$309	$240	29%
Per share, diluted	$1.10	$0.98	12%	$2.35	$1.81	30%
Operating Revenue[1]
Total operating revenue	$741	$720	3%	$1,465	$1,345	9%
Financial Advisory	$415	$411	1%	$804	$747	8%
Asset Management	$329	$307	7%	$659	$585	13%
AUM ($ in billions)
Period End	$238	$226	5%
Average	$245	$222	10%	$251	$214	17%

Media Contact: Judi Frost Mackey	+1 212 632 1428	judi.mackey@lazard.com
Investor Contact: Alexandra Deignan	+1 212 632 6886	alexandra.deignan@lazard.com

Note: Endnotes are on page 7 of this release. A reconciliation of adjusted GAAP to U.S. GAAP is on page 18.

OPERATING REVENUE

Operating revenue1 was a quarterly record of $741 million for the second quarter of 2018, and a record $1,465 million for the first half of 2018, up 3% and 9%, respectively, from the 2017 periods.

Financial Advisory

Our Financial Advisory results include M&A Advisory, Capital Advisory, Capital Raising, Restructuring, Shareholder Advisory, Sovereign Advisory, and other strategic advisory work for clients.

Second Quarter

Financial Advisory operating revenue was a quarterly record of $415 million for 2018, 1% higher than the record second quarter of 2017. Operating revenue included strong performance in M&A Advisory and Restructuring.

During the second quarter of 2018, Lazard was engaged in highly visible, complex M&A transactions and other advisory assignments, including cross-border transactions, spin-offs and distressed asset sales, as well as sovereign, capital and shareholder advisory in the Americas, Europe, Australia, Africa and Asia.

Among the major M&A transactions that were completed during the second quarter of 2018 were the following (clients are in italics): Altice on its $40 billion group reorganization; Unibail-Rodamco’s $24.7 billion acquisition of Westfield; Great Plains Energy’s $14 billion merger of equals with Westar Energy; AccorHotels’ sale of a 57.8% stake in AccorInvest; Bacardi’s $5.1 billion acquisition of Patrón Tequila; and Dover on the spin-off of Apergy.

During or since the second quarter of 2018 we have been engaged in a broad range of highly visible and complex restructuring and debt advisory assignments for debtors and creditors. Assignments completed during the second quarter of 2018 on which Lazard advised included: Takata; Community Health Systems; and Breitburn Energy Partners.

Our Sovereign and Capital Advisory services remained active globally, advising governments and corporations on balance sheet matters, financing strategy and capital raising.

Please see M&A transactions on which Lazard advised in the second quarter, or continued to advise or completed since June 30, 2018, as well as Capital Advisory, Sovereign Advisory and Restructuring assignments, on pages 8 - 11 of this release.

First Half

Financial Advisory operating revenue was a record $804 million for the first half of 2018, 8% higher than the record first half of 2017.

Lazard advised or continues to advise on a number of significant and complex M&A transactions announced year to date, including: Express Scripts’ $67 billion sale to Cigna; The Woodbridge Company in Thomson Reuters’ sale of a 55% stake in its Financial & Risk business to Blackstone; and AkzoNobel’s €10.1 billion sale of its Specialty Chemicals business to Carlyle and GIC.

Asset Management

In the text portion of this press release, we present our Asset Management results as 1) Management fees and other revenue, and 2) Incentive fees.

Second Quarter

Asset Management operating revenue was a second-quarter record of $329 million for the second quarter of 2018, 7% higher than the record second quarter of 2017.

Management fees and other revenue was $317 million for the second quarter of 2018, 9% higher than the second quarter of 2017, and 2% lower than the first quarter of 2018.

Average assets under management (AUM) for the second quarter of 2018 was $245 billion, 10% higher than the second quarter of 2017, and 4% lower than the first quarter of 2018.

AUM as of June 30, 2018, was $238 billion, up 5% from June 30, 2017, and down 6% from March 31, 2018. The sequential decrease was primarily driven by foreign exchange movement, market depreciation, and net outflows of $3.8 billion.

Incentive fees during the period were $12 million, compared to $17 million for the second quarter of 2017.

First Half

Asset Management operating revenue was a record $659 million for the first half of 2018, 13% higher than the first half of 2017.

Management fees and other revenue was $641 million for the first half of 2018, 14% higher than the first half of 2017.

Average AUM for the first half of 2018 was $251 billion, 17% higher than the first half of 2017. Net outflows were $1.4 billion for the first half of 2018.

Incentive fees were $18 million for the first half of 2018, compared to $24 million for the first half of 2017.

OPERATING EXPENSES

Compensation and Benefits

In managing compensation and benefits expense, we focus on annual awarded compensation (cash compensation and benefits plus deferred incentive compensation with respect to the applicable year, net of estimated future forfeitures and excluding charges). We believe annual awarded compensation reflects the actual annual compensation cost more accurately than the GAAP measure of compensation cost, which includes applicable-year cash compensation and the amortization of deferred incentive compensation principally attributable to previous years’ deferred compensation. We believe that by managing our business using awarded compensation with a consistent deferral policy, we can better manage our compensation costs, increase our flexibility in the future and build shareholder value over time.

For the second quarter of 2018, we accrued compensation and benefits expense1 at an adjusted compensation1 ratio of 55.8%. This resulted in $413 million of adjusted compensation and benefits expense, compared to $407 million for the second quarter of 2017. The increase reflected higher operating revenue.

For the first half of 2018, adjusted compensation and benefits expense1 was $817 million, compared to $760 million for the first half of 2017, also reflecting higher operating revenue.

We manage our compensation and benefits expense based on awarded compensation with a consistent deferral policy. We take a disciplined approach to compensation, and our goal is to maintain a compensation-to-operating revenue ratio over the cycle in the mid- to high-50s percentage range on both an awarded and adjusted basis, with consistent deferral policies.

Non-Compensation Expense

Adjusted non-compensation expense1 for the second quarter of 2018 was $118 million, 2% higher than the second quarter of 2017. The ratio of adjusted non-compensation expense to operating revenue for the second quarter of 2018 was 16.0%, compared to 16.1% for the second quarter of 2017.

Adjusted non-compensation expense1 for the first half of 2018 was $233 million, 4% higher than the first half of 2017. The ratio of adjusted non-compensation expense to operating revenue for the first half of 2018 was 15.9%, compared to 16.6% for the first half of 2017.

Our goal remains to achieve an adjusted non-compensation expense-to-operating revenue ratio over the cycle of 16% to 20%.

TAXES

The provision for taxes, on an adjusted basis1,2, was $53 million for the second quarter of 2018 and $79 million for the first half of 2018. The effective tax rate on the same basis was 26.9% for the second quarter and 20.4% for the first half of 2018, compared to 29.6% and 28.3% for the respective 2017 periods.

CAPITAL MANAGEMENT AND BALANCE SHEET

Our primary capital management goals include managing debt and returning capital to shareholders through dividends and share repurchases.

For the second quarter of 2018, Lazard returned $139 million to shareholders, which included: $53 million in dividends; $78 million in share repurchases of our Class A common stock; and $8 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

For the first half of 2018, Lazard returned $588 million to shareholders, which included: $255 million in dividends; $224 million in share repurchases of our Class A common stock; and $109 million in satisfaction of employee tax obligations in lieu of share issuances upon vesting of equity grants.

Year to date, we have repurchased 4.5 million shares at an average price of $53.69 per share. In line with our objectives, these repurchases have more than offset the potential dilution from our 2017 year-end equity-based compensation awards (net of estimated forfeitures and tax withholding to be paid in cash in lieu of share issuances), which were granted at an average price of $56.22 per share. As of today, our remaining share repurchase authorization is $308 million.

On July 25, 2018, Lazard declared a quarterly dividend of $0.44 per share on its outstanding common stock. The dividend is payable on August 17, 2018, to stockholders of record on August 6, 2018.

Lazard’s financial position remains strong. As of June 30, 2018, our cash and cash equivalents were $845 million, and stockholders’ equity related to Lazard’s interests was $1,055 million.

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CONFERENCE CALL

Lazard will host a conference call at 8:00 a.m. EDT on July 26, 2018, to discuss the company’s financial results for the second quarter and first half of 2018. The conference call can be accessed via a live audio webcast available through Lazard’s Investor Relations website at www.lazard.com, or by dialing 1 (800) 239-9838 (U.S. and Canada) or +1 (323) 794-2551 (outside of the U.S. and Canada), 15 minutes prior to the start of the call.

A replay of the conference call will be available by 10:00 a.m. EDT on July 26, 2018, via the Lazard Investor Relations website, or by dialing 1 (888) 203-1112 (U.S. and Canada) or +1 (719) 457-0820 (outside of the U.S. and Canada). The replay access code is 2872646.

ABOUT LAZARD

Lazard, one of the world’s preeminent financial advisory and asset management firms, operates from 43 cities across 27 countries in North America, Europe, Asia, Australia, Central and South America. With origins dating to 1848, the firm provides advice on mergers and acquisitions, strategic matters, restructuring and capital structure, capital raising and corporate finance, as well as asset management services to corporations, partnerships, institutions, governments and individuals. For more information on Lazard, please visit www.lazard.com. Follow Lazard at @Lazard.

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Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “could”, “would”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “target,” “goal”, or “continue”, and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies, business plans and initiatives and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements.

These factors include, but are not limited to, those discussed in our Annual Report on Form 10-K under Item 1A “Risk Factors,” and also discussed from time to time in our reports on Forms 10-Q and 8-K, including the following:

•	A decline in general economic conditions or the global or regional financial markets;

•	A decline in our revenues, for example due to a decline in overall mergers and acquisitions (M&A) activity, our share of the M&A market or our assets under management (AUM);

•	Losses caused by financial or other problems experienced by third parties;

•	Losses due to unidentified or unanticipated risks;

•	A lack of liquidity, i.e., ready access to funds, for use in our businesses; and

•	Competitive pressure on our businesses and on our ability to retain and attract employees at current compensation levels.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this release to conform our prior statements to actual results or revised expectations and we do not intend to do so.

Lazard Ltd is committed to providing timely and accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, Lazard and its operating companies use their websites to convey information about their businesses, including the anticipated release of quarterly financial results, quarterly financial, statistical and business-related information, and the posting of updates of assets under management in various mutual funds, hedge funds and other investment products managed by Lazard Asset Management LLC and Lazard Frères Gestion SAS. Investors can link to Lazard and its operating company websites through www.lazard.com.

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ENDNOTES

1 A non-U.S. GAAP measure. See attached financial schedules and related notes for a detailed explanation of adjustments to corresponding U.S. GAAP results. We believe that presenting our results on an adjusted basis, in addition to the U.S. GAAP results, is the most meaningful and useful way to compare our operating results across periods.

2 Second-quarter and first-half 2018 results were affected primarily by the following benefits and charges:

•

Second-quarter and first-half 2018 adjusted results exclude pre-tax charges of (i) $5.4 million and $12.8 million, respectively, of costs associated with the implementation of a new Enterprise Resource Planning (ERP) system, and (ii) $1.0 million and $2.4 million, respectively, of office space reorganization costs primarily relating to incremental rent expense and lease abandonment costs. In addition, second-quarter and first-half 2018 adjusted results exclude a benefit of $9.3 million of acquisition-related items, primarily reflecting changes in fair value of contingent consideration associated with certain business acquisitions. On a U.S. GAAP basis, these items resulted in a net benefit of $3.9 million, or $0.03 (diluted) per share, in the second quarter, and a net charge of $2.3 million, or $0.02 (diluted) per share, for the first half of 2018.

LAZ-EPE

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FINANCIAL ADVISORY ASSIGNMENTS

Mergers and Acquisitions (Completed in the second quarter of 2018)

Among the large, publicly announced M&A Advisory transactions or assignments completed during the second quarter of 2018 on which Lazard advised were the following:

•	Altice on its $40 billion group reorganization, including the spin-off of Altice USA and new Altice Europe structure

•	Unibail-Rodamco’s $24.7 billion acquisition of Westfield

•	Great Plains Energy’s $14 billion merger of equals with Westar Energy

•	AccorHotels’ sale of a 57.8% stake in AccorInvest to a consortium of investors, valuing AccorInvest at €6.3 billion

•	Bacardi’s $5.1 billion acquisition of Patrón Tequila

•	Sanofi’s €3.9 billion acquisition of Ablynx

•	NJJ Capital in the €3.5 billion consortium acquisition of eir

•	Saint-Gobain on its agreement with Sika and the Burkard family, including the CHF 3.2 billion acquisition of Schenker-Winkler Holding and associated transactions

•	Imagina Media Audiovisual in Orient Hontai Capital’s acquisition of a majority stake from existing shareholders, valuing the company at €1.9 billion

•	MRH’s £1.2 billion combination with MFG

•	Reliance Worldwide’s £688 million acquisition of John Guest

•	Wilson Therapeutics on its SEK 7.1 billion sale to Alexion

•	Patricia Industries’ SEK 7.0 billion acquisition of Piab Group

•	Owens & Minor’s $710 million acquisition of Halyard Health’s S&IP business

•	Total on the $545 million acquisition of several Gulf of Mexico assets from Cobalt International Energy, including a partnership with Statoil for the North Platte assets

•	Extant’s $525 million sale to TransDigm

•	Dover on the spin-off of Apergy

•	Rhône’s strategic partnership with, and sale of a 30% interest to, Eurazeo

•	Nippon Steel & Sumitomo Metal’s acquisition of Ovako Group

•	H.C. Starck’s sale of its Tantalum and Niobium division to JX Nippon Mining & Metals

•	RugsUSA in Comvest Partners’ investment in the company

Mergers and Acquisitions (Announced)

Among the ongoing, large, publicly announced M&A transactions or assignments on which Lazard advised during or since the 2018 second quarter, or completed since June 30, 2018, are the following:

•	Aetna’s $77 billion sale to CVS Health

•	Express Scripts’ $67 billion sale to Cigna

•	The Supervisory Board of innogy in the company’s €37.9 billion takeover by E.ON

•	The Woodbridge Company in Thomson Reuters’ sale of a 55% stake in its Financial & Risk business to Blackstone, valuing the business at $20 billion

•	AkzoNobel’s €10.1 billion sale of its Specialty Chemicals business to Carlyle and GIC

•	Beni Stabili’s merger with Covivio, creating a combined entity with a market capitalization of over €7 billion

•	Thales’ €5.6 billion acquisition of Gemalto through a recommended all-cash offer

•	WGL Holdings’ $6.4 billion sale to AltaGas*

•	WestRock’s $4.9 billion acquisition of KapStone

•	Sky on the sale of its stake in Sky Betting & Gaming (“SBG”) as part of SBG’s $4.7 billion sale to The Stars Group*

•	Altice on the sale of a 49.99% stake in Starlight France to KKR, valuing the company at €3.6 billion

•	Quality Care Properties on its $3.9 billion sale to Welltower in conjunction with the sale of HCR ManorCare to ProMedica

•	Daily Mail & General Trust in the £2.5 billion sale of ZPG to Silver Lake*

•	Total’s €2.5 billion acquisition of Direct Energie

•	Genworth Financial’s $2.7 billion sale to China Oceanwide

•	Servier’s $2.4 billion acquisition of Shire’s Oncology business

•	Scotiabank’s $2.2 billion acquisition of BBVA’s 68% interest in BBVA Chile*

•	BASF’s €1.6 billion acquisition of Solvay’s global polyamide business

•	Archer Daniels Midland’s €1.5 billion acquisition of Neovia

•	CDH Investments in the AUD 1.9 billion consortium acquisition of Sirtex

•	Space4 in its combination with Guala Closures, valuing Guala at €1.1 billion

•	Telia Company’s SEK 9.2 billion acquisition of Bonnier Broadcasting

•	VEON on the $940 million sale of its tower business in Pakistan

•	Altice on the sale of a 75% stake in Towers of Portugal to a consortium, valuing the company at €660 million

•	Rolls-Royce’s £500 million sale of its Commercial Marine business to KONGSBERG

•	Asco Industries’ $650 million sale to Spirit AeroSystems

•	Liberty House Group’s $500 million binding conditional offer to acquire Aluminium Dunkerque from Rio Tinto

•

Alpha Bank, Eurobank, National Bank of Greece and Piraeus Bank in the sale of majority stakes in Nireus and Selonda to Andromeda Group, AMERRA and Mubadala, valuing the combined business at approximately $500 million

•	Cirsa’s sale to Blackstone*

•	Carrefour on the potential investment by Tencent and Yonghui in Carrefour China and a strategic cooperation agreement with Tencent in China

•	AviAlliance in the 20-year extension of the Athens International Airport Concession Agreement

•	Ardian in the sale of its stake in Siaci Saint Honore

•	Selmet’s sale to Consolidated Precision Products

•	Investindustrial’s acquisition of HTL Strefa

*	Transaction completed since June 30, 2018

Capital Advisory

Among the publicly announced Capital Advisory transactions or assignments on which Lazard advised during or since the second quarter of 2018 were the following:

•	Special Committee of Independent Directors of VMware in VMware’s declaration of an $11 billion cash dividend in connection with Dell’s Class V tracking stock exchange transaction

•	AXA in the $3.2 billion initial public offering of AXA Equitable Holdings and concurrent $863 million offering of mandatory exchangeable bonds

•	Merlin Entertainments in relation to its £600 million revolving credit facility and $400 million senior notes issuance

•	EF Solare Italia, an equal JV between Enel and F2i, on its €1.0 billion refinancing

•	Infigen Energy on its AUD 605 million corporate loan

•	Carel Industries on its €290 million initial public offering

•	KAEFER Isoliertechnik on its €250 million senior secured notes offering

•	Rise Broadband on its $205 million refinancing

•	Scorpio Tankers on its $189 million exchange of convertible notes

•	AKASOL’s €118 million initial public offering

Sovereign Advisory

Among the publicly announced Sovereign Advisory assignments on which Lazard advised during or since the second quarter of 2018 were the following:

•	The Commonwealth of Australia

•	Southern Gas Corridor CJSC of Azerbaijan

•	Economic Development Board (The Kingdom of Bahrain)

•	Ministry of Finance (The Kingdom of Bahrain)

•	The Democratic Republic of the Congo

•	The Republic of the Congo

•	The Republic of Croatia

•	The Federal Democratic Republic of Ethiopia

•	The Gabonese Republic

•	The Hellenic Republic

•	The Hashemite Kingdom of Jordan

•	SNIM (The Islamic Republic of Mauritania)

•	The Republic of Mozambique

•	Nama Holding (Oman)

•	Oman Oil Company

•	Belgrade Nikola Tesla Airport (The Republic of Serbia)

•	Eskom Holdings (Republic of South Africa)

•	Banque Ouest Africaine de Développement (Togo)

•	Ukraine and certain sub-sovereign entities

•	NJSC Naftogaz of Ukraine

•	The Republic of Zimbabwe

Restructuring and Debt Advisory Assignments

Restructuring and debtor or creditor advisory assignments completed during the second quarter of 2018 on which Lazard advised include: Breitburn Energy Partners, GST AutoLeather, Remington Outdoor, and Takata in connection with their Chapter 11 bankruptcy restructurings; Community Health Systems in connection with its liability management and refinancing transactions; and CGG’s refinancing of its first lien indebtedness.

Notable ongoing restructuring and debtor or creditor advisory assignments on which Lazard advised during or since the second quarter of 2018 include: Assured Guaranty in connection with Puerto Rico’s restructuring; Claire’s Stores, FirstEnergy Solutions, Nine West, Seadrill*, and Toys “R” Us in connection with their Chapter 11 or similar bankruptcy restructurings; lenders to Danaos on the company’s restructuring; Quality Care Properties on strategic options in relation to HCR ManorCare; and an ad hoc group of secured noteholders to Tops Markets with regard to the company’s restructuring.

*	Assignment completed since June 30, 2018

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LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
Total revenue	$771,528	$768,205	$729,946	0%	6%
Interest expense	(13,590)	(13,507)	(12,766)

Net revenue	757,938	754,698	717,180	0%	6%
Operating expenses:
Compensation and benefits	416,159	405,047	414,612	3%	0%
Occupancy and equipment	29,240	30,238	30,828
Marketing and business development	28,228	25,659	24,027
Technology and information services	32,527	33,252	32,032
Professional services	16,714	12,431	11,234
Fund administration and outsourced services	33,227	35,184	18,338
Amortization and other acquisition-related (benefits) costs	(8,483)	866	1,257
Other	10,386	26,193	12,351

Subtotal	141,839	163,823	130,067	(13%)	9%

Operating expenses	557,998	568,870	544,679	(2%)	2%

Operating income	199,940	185,828	172,501	8%	16%
Provision for income taxes	51,561	24,167	51,600	NM	(0%)

Net income	148,379	161,661	120,901	(8%)	23%
Net income attributable to noncontrolling interests	1,416	1,969	523

Net income attributable to Lazard Ltd	$146,963	$159,692	$120,378	(8%)	22%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	120,306,257	119,930,106	122,368,150	0%	(2%)
Diluted	130,249,054	132,142,394	132,139,616	(1%)	(1%)
Net income (loss) per share:
Basic	$1.22	$1.33	$0.98	(8%)	24%
Diluted	$1.13	$1.21	$0.91	(7%)	24%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(U.S. GAAP)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2018	June 30, 2017	% Change
Total revenue	$1,539,733	$1,367,366	13%
Interest expense	(27,097)	(26,722)

Net revenue	1,512,636	1,340,644	13%
Operating expenses:
Compensation and benefits	821,206	776,413	6%
Occupancy and equipment	59,478	58,312
Marketing and business development	53,887	43,779
Technology and information services	65,779	56,056
Professional services	29,145	22,696
Fund administration and outsourced services	68,411	34,251
Amortization and other acquisition-related (benefits) costs	(7,617)	4,831
Other	36,579	21,608

Subtotal	305,662	241,533	27%

Operating expenses	1,126,868	1,017,946	11%

Operating income	385,768	322,698	20%
Provision for income taxes	75,728	91,367	(17%)

Net income	310,040	231,331	34%
Net income attributable to noncontrolling interests	3,385	3,400

Net income attributable to Lazard Ltd	$306,655	$227,931	35%

Attributable to Lazard Ltd Common Stockholders:
Weighted average shares outstanding:
Basic	120,118,182	122,591,656	(2%)
Diluted	131,195,725	132,414,496	(1%)
Net income per share:
Basic	$2.55	$1.86	37%
Diluted	$2.34	$1.72	36%

LAZARD LTD

UNAUDITED CONDENSED CONSOLIDATED

STATEMENT OF FINANCIAL CONDITION

(U.S. GAAP)

($ in thousands)	June 30, 2018	December 31, 2017
ASSETS
Cash and cash equivalents	$845,167	$1,483,836
Deposits with banks and short-term investments	1,000,662	935,431
Cash deposited with clearing organizations and other segregated cash	37,089	35,539
Receivables	714,397	571,616
Investments	505,194	427,186
Goodwill and other intangible assets	382,360	391,364
Deferred tax assets	618,455	650,260
Other assets	524,668	433,445

Total Assets	$4,627,992	$4,928,677

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Deposits and other customer payables	$1,055,244	$992,338
Accrued compensation and benefits	403,495	593,781
Senior debt	1,191,277	1,190,383
Tax receivable agreement obligation	277,163	310,275
Other liabilities	587,709	582,995

Total liabilities	3,514,888	3,669,772
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $.01 per share	—	—
Common stock, par value $.01 per share	1,298	1,298
Additional paid-in capital	652,013	788,140
Retained earnings	1,092,381	1,080,413
Accumulated other comprehensive loss, net of tax	(253,499)	(232,518)

Subtotal	1,492,193	1,637,333
Class A common stock held by subsidiaries, at cost	(437,031)	(437,530)

Total Lazard Ltd stockholders’ equity	1,055,162	1,199,803
Noncontrolling interests	57,942	59,102

Total stockholders’ equity	1,113,104	1,258,905

Total liabilities and stockholders’ equity	$4,627,992	$4,928,677

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP - unaudited)

	Three Months Ended			% Change From
($ in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017	March 31, 2018	June 30, 2017
Revenues:
Financial Advisory	$415,006	$388,856	$410,882	7%	1%
Asset Management	329,409	329,855	306,796	(0%)	7%
Corporate	(3,713)	5,224	2,483	NM	NM

Operating revenue (b)	$740,702	$723,935	$720,161	2%	3%

Expenses:
Adjusted compensation and benefits expense (c)	$413,312	$403,956	$406,891	2%	2%

Ratio of adjusted compensation to operating revenue	55.8%	55.8%	56.5%
Non-compensation expense (d)	$118,481	$114,081	$116,111	4%	2%

Ratio of non-compensation to operating revenue	16.0%	15.8%	16.1%
Earnings:
Earnings from operations (e)	$208,909	$205,898	$197,159	1%	6%

Operating margin (f)	28.2%	28.4%	27.4%
Adjusted net income (g)	$143,020	$165,915	$129,840	(14%)	10%

Diluted adjusted net income per share	$1.10	$1.26	$0.98	(13%)	12%

Diluted weighted average shares	130,249,054	132,142,394	132,139,616	(1%)	(1%)
Effective tax rate (h)	26.9%	13.9%	29.6%

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

SELECTED SUMMARY FINANCIAL INFORMATION (a)

(Non-GAAP – unaudited)

	Six Months Ended
($ in thousands, except per share data)	June 30, 2018	June 30, 2017	% Change
Revenues:
Financial Advisory	$803,862	$746,694	8%
Asset Management	659,264	585,224	13%
Corporate	1,511	12,677	(88%)

Operating revenue (b)	$1,464,637	$1,344,595	9%

Expenses:
Adjusted compensation and benefits expense (c)	$817,268	$759,696	8%

Ratio of adjusted compensation to operating revenue	55.8%	56.5%
Non-compensation expense (d)	$232,562	$223,581	4%

Ratio of non-compensation to operating revenue	15.9%	16.6%
Earnings:
Earnings from operations (e)	$414,807	$361,318	15%

Operating margin (f)	28.3%	26.9%
Adjusted net income (g)	$308,935	$239,981	29%

Diluted adjusted net income per share	$2.35	$1.81	30%

Diluted weighted average shares	131,195,725	132,414,496	(1%)
Effective tax rate (h)	20.4%	28.3%

This presentation includes non-U.S. GAAP (“non-GAAP”) measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see Reconciliation of U.S. GAAP to Selected Summary Financial Information and Notes to Financial Schedules.

LAZARD LTD

ASSETS UNDER MANAGEMENT (“AUM”)

(unaudited)

($ in millions)

	As of			Variance
	June 30, 2018	March 31, 2018	December 31, 2017	Qtr to Qtr	YTD
Equity:
Emerging Markets	$47,207	$53,862	$52,349	(12.4%)	(9.8%)
Global	43,932	44,403	43,663	(1.1%)	0.6%
Local	40,688	41,407	42,650	(1.7%)	(4.6%)
Multi-Regional	67,014	70,405	70,696	(4.8%)	(5.2%)

Total Equity	198,841	210,077	209,358	(5.3%)	(5.0%)
Fixed Income:
Emerging Markets	16,453	18,191	17,320	(9.6%)	(5.0%)
Global	4,155	4,418	4,109	(6.0%)	1.1%
Local	5,306	5,176	4,497	2.5%	18.0%
Multi-Regional	8,151	8,871	9,154	(8.1%)	(11.0%)

Total Fixed Income	34,065	36,656	35,080	(7.1%)	(2.9%)
Alternative Investments	2,764	2,884	2,846	(4.2%)	(2.9%)
Private Equity	1,458	1,455	1,478	0.2%	(1.4%)
Cash Management	748	608	697	23.0%	7.3%

Total AUM	$237,876	$251,680	$249,459	(5.5%)	(4.6%)

	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017		2018	2017
AUM – Beginning of Period	$251,680	$215,178		$249,459	$197,910
Net Flows	(3,846)	(365)		(1,439)	2,938
Market and foreign exchange appreciation (depreciation)	(9,958)	10,948		(10,144)	24,913

AUM – End of Period	$237,876	$225,761		$237,876	$225,761

Average AUM	$245,127	$222,208		$250,614	$214,495

% Change in average AUM	10.3%			16.8%

Note: Average AUM generally represents the average of the monthly ending AUM balances for the period.

LAZARD LTD

RECONCILIATION OF U.S. GAAP TO SELECTED SUMMARY FINANCIAL INFORMATION (a)

(unaudited)

	Three Months Ended			Six Months Ended
($ in thousands, except per share data)	June 30, 2018	March 31, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Operating Revenue
Net revenue–U.S. GAAP Basis	$757,938	$754,698	$717,180	$1,512,636	$1,340,644
Adjustments:
Revenue related to noncontrolling interests (i)	(5,622)	(5,217)	(3,098)	(10,839)	(8,040)
(Gains) losses related to Lazard Fund Interests (“LFI”) and other similar arrangements	499	1,436	(5,753)	1,935	(13,106)
Distribution fees, reimbursable deal costs and bad debt expense (j)	(24,718)	(39,514)	—	(64,232)	—
Interest expense	12,605	12,532	11,832	25,137	25,097

Operating revenue, as adjusted (b)	$740,702	$723,935	$720,161	$1,464,637	$1,344,595

Compensation and Benefits Expense
Compensation and benefits expense–U.S. GAAP Basis	$416,159	$405,047	$414,612	$821,206	$776,413
Adjustments:
(Charges) credits pertaining to LFI and other similar arrangements	499	1,436	(5,753)	1,935	(13,106)
Compensation related to noncontrolling interests (i)	(3,346)	(2,527)	(1,968)	(5,873)	(3,611)

Compensation and benefits expense, as adjusted (c)	$413,312	$403,956	$406,891	$817,268	$759,696

Non-Compensation Expense
Non-compensation expense–Subtotal–U.S. GAAP Basis	$141,839	$163,823	$130,067	$305,662	$241,533
Adjustments:
Expenses associated with ERP system implementation (k)	(5,404)	(7,426)	(8,861)	(12,830)	(8,861)
Expenses related to office space reorganization (l)	(1,036)	(1,389)	(3,161)	(2,425)	(3,161)
Distribution fees, reimbursable deal costs and bad debt expense (j)	(24,718)	(39,514)	—	(64,232)	—
Amortization and other acquisition-related benefits (costs) (m)	8,483	(866)	(1,257)	7,617	(4,831)
Non-compensation expense related to noncontrolling interests (i)	(683)	(547)	(677)	(1,230)	(1,099)

Non-compensation expense, as adjusted (d)	$118,481	$114,081	$116,111	$232,562	$223,581

Pre-Tax Income and Earnings From Operations
Operating Income–U.S. GAAP Basis	$199,940	$185,828	$172,501	$385,768	$322,698
Adjustments:
Expenses associated with ERP system implementation (k)	5,404	7,426	8,861	12,830	8,861
Expenses related to office space reorganization (l)	1,036	1,389	3,161	2,425	3,161
Acquisition-related (benefits) costs (m)	(9,346)	33	435	(9,313)	3,180
Net income related to noncontrolling interests (i)	(1,416)	(1,969)	(454)	(3,385)	(3,331)

Pre-tax income, as adjusted	195,618	192,707	184,504	388,325	334,569
Interest expense	12,605	12,532	11,832	25,137	25,097
Amortization (LAZ only)	686	659	823	1,345	1,652

Earnings from operations, as adjusted (e)	$208,909	$205,898	$197,159	$414,807	$361,318

Net Income (loss) attributable to Lazard Ltd
Net income attributable to Lazard Ltd–U.S. GAAP Basis	$146,963	$159,692	$120,378	$306,655	$227,931
Adjustments:
Expenses associated with ERP system implementation (k)	5,404	7,426	8,861	12,830	8,861
Expenses related to office space reorganization (l)	1,036	1,389	3,161	2,425	3,161
Acquisition-related (benefits) costs (m)	(9,346)	33	435	(9,313)	3,180
Tax benefit allocated to adjustments	(1,037)	(2,625)	(2,995)	(3,662)	(3,152)

Net income, as adjusted (g)	$143,020	$165,915	$129,840	$308,935	$239,981

Diluted net income per share:
U.S. GAAP Basis	$1.13	$1.21	$0.91	$2.34	$1.72
Non-GAAP Basis, as adjusted	$1.10	$1.26	$0.98	$2.35	$1.81

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to comparable U.S. GAAP measures, see Notes to Financial Schedules.

LAZARD LTD

Notes to Financial Schedules

(a)

Selected Summary Financial Information are non-GAAP measures. Lazard believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(b)

A non-GAAP measure which excludes (i) revenue related to non-controlling interests (see (i) below), (ii) (gains)/losses related to the changes in the fair value of investments held in connection with Lazard Fund Interests and other similar deferred compensation arrangements for which a corresponding equal amount is excluded from compensation & benefits expense, (iii) for the three and six month periods ended June 30, 2018 and for the three month period ended March 31, 2018, revenue related to distribution fees and reimbursable deal costs in accordance with the newly adopted revenue recognition guidance and bad debt expense (see (j) below), and (iv) interest expense primarily related to corporate financing activities.

(c)

A non-GAAP measure which excludes (i) (charges) credits related to the changes in the fair value of the compensation liability recorded in connection with Lazard Fund Interests and other similar deferred compensation arrangements, and (ii) compensation and benefits related to noncontrolling interests (see (i) below).

(d)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (k) below), (ii) expenses related to office space reorganization (see (l) below), (iii) for the three and six month periods ended June 30, 2018 and for the three month period ended March 31, 2018, expenses related to distribution fees and reimbursable deal costs in accordance with the newly adopted revenue recognition guidance and bad debt expense (see (j) below), (iv) amortization and other acquisition-related benefits (costs) (see (m) below), and (v) expenses related to noncontrolling interests (see (i) below).

(e)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (k) below), (ii) expenses related to office space reorganization (see (l) below), (iii) acquisition-related (benefits) costs (see (m) below), (iv) net revenue and expenses related to noncontrolling interests (see (i) below), and (v) interest expense primarily related to corporate financing activities.

(f)	Represents earnings from operations as a percentage of operating revenue, and is a non-GAAP measure.

(g)

A non-GAAP measure which excludes (i) expenses associated with ERP system implementation (see (k) below), (ii) expenses related to office space reorganization (see (l) below), and (iii) amortization and other acquisition-related (benefits) costs, net of tax benefits (see (m) below).

(h)

Effective tax rate is a non-GAAP measure based upon the U.S. GAAP rate with adjustments for the tax applicable to the non-GAAP adjustments to operating income, generally based upon the effective marginal tax rate in the applicable jurisdiction of the adjustments. The computation is based on a quotient, the numerator of which is the provision for income taxes of $52,599, $26,792, and $54,664 for the three month periods ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, $79,391 and $94,588 for the six month periods ended June 30, 2018 and 2017 and the denominator of which is pre-tax income of $195,618, $192,707, and $184,504 for the three month periods ended June 30, 2018, March 31, 2018, and June 30, 2017, respectively, $388,325 and $334,569 for the six month periods ended June 30, 2018 and 2017.

(i)	Noncontrolling interests include revenue and expenses principally related to Edgewater, and is a non-GAAP measure.

(j)

Represents certain distribution fees and reimbursable deal costs paid to third parties for which an equal amount is excluded from both non-GAAP operating revenue and non-compensation expense, respectively, and excludes bad debt expense, which represents fees that are deemed uncollectible.

(k)	Represents expenses associated with Enterprise Resource Planning (ERP) system implementation.

(l)	Represents incremental rent expense and lease abandonment costs related to office space reorganization and an onerous lease provision.

(m)	Primarily represents the change in fair value of the contingent consideration associated with certain business acquisitions.

NM	Not meaningful